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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CHICAGO PIZZA & BREWERY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHICAGO PIZZA & BREWERY, INC.
16162 Beach Boulevard, Suite 100
Huntington Beach, California 92647

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 19, 2003

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Chicago Pizza & Brewery Inc., a California corporation (the "Company"), will be held at the Company's "BJ's Restaurant & Brewhouse" located at 16060 Beach Boulevard, Huntington Beach, California 92647 9:00 a.m., Pacific Time, for the following purposes:

  (1)
  The election of eight directors of the Company until the next annual meeting of shareholders;

  (2)
  Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 2003; and

  (3)
  The transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        The close of business on April 25, 2003, has been fixed as the record date for determining shareholders entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof. For a period of at least ten days prior to the meeting, a complete list of shareholders entitled to vote at the meeting will be open for examination by any shareholder during ordinary business hours at the Company's corporate headquarters located at 16162 Beach Boulevard, Suite 100, Huntington Beach, California 92647.

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM.

By Order of the Board of Directors,
PAUL A. MOTENKO Chairman of the Board, Co-Chief Executive Officer, Vice President and Secretary of The Company

May 13, 2003

CHICAGO PIZZA & BREWERY, INC.
16162 Beach Boulevard, Suite 100
Huntington Beach, California 92647

(714) 848-3747

PROXY STATEMENT

Approximate date proxy material first sent to shareholders: May 13, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

        The following information is provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of Chicago Pizza & Brewery, Inc. (the "Company") in connection with the Annual Meeting of Shareholders of the Company (the "Annual Meeting") and adjournments thereof to be held on June 19, 2003 at the Company's "BJ's Restaurant & Brewhouse" located at 16060 Beach Boulevard, Huntington Beach, California 92647, at 9:00 a.m., Pacific Time for the purposes stated in the Notice of Annual Meeting of Shareholders preceding this Proxy Statement.

SOLICITATION AND REVOCATION OF PROXIES

        A form of proxy is being furnished herewith by the Company to each shareholder and in each case is solicited on behalf of the Board of Directors of the Company for use at the Meeting. The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others forwarding the solicitation material to beneficial owners of stock. The Company may pay persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositaries, and other fiduciaries, for costs incurred in forwarding soliciting materials to their principals. The costs of such solicitation are not expected to exceed $5,000. Directors, officers and regular administrative employees of the Company may solicit proxies personally, by telephone or telegraph but will not be separately compensated for such solicitation services.

        Shareholders are requested to complete, date and sign the accompanying proxy and return it promptly to the Company. Any proxy given may be revoked by a shareholder at any time before it is voted at the Annual Meeting and all adjournments thereof by filing with the Secretary of the Company a notice in writing revoking it, or by duly executing and submitting a proxy bearing a later date. Proxies may also be revoked by any shareholder present at the Annual Meeting who expresses a desire to vote such shares in person. Subject to such revocation, all proxies duly executed and received prior to, or at the time of, the Annual Meeting will be voted FOR the election of all eight of the nominee-directors specified herein, and FOR the ratification of the selection of Ernst & Young LLP as the Company's independent public accountants for fiscal year 2003, unless a contrary choice is specified in the proxy. Where a specification is indicated as provided in the proxy, the shares represented by the proxy will be voted and cast in accordance with the specification made. As to other matters, if any, to be voted upon, the persons designated as proxies will take such actions as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of Directors of the Company and each of them is a director of the Company.

        Your execution of the enclosed proxy will not affect your right as a shareholder to attend the Annual Meeting and to vote in person.

        Under the Company's bylaws and California law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Any shares represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes. Any shares represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) with respect to ratification of the selection of Ernst & Young LLP, will have no effect on the vote for such proposal except to the extent the number of shares not voted causes the number of shares voted in favor of the proposal not to equal or exceed a majority of the shares present or represented and entitled to vote at the Annual Meeting (in which case such proposal would not be approved).

SHAREHOLDERS' VOTING RIGHTS

        Only holders of record of the Company's Common Stock, no par value ("Common Stock"), at the close of business on April 25, 2003 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. On such date, there were 19,329,715 shares of Common Stock outstanding, with one vote per share.

        With respect to election of directors, assuming a quorum is present, the eight candidates receiving the highest number of votes are elected. See "Nomination and Election of Directors." To ratify the appointment of Ernst & Young LLP, assuming a quorum is present, the affirmative vote of shareholders holding a majority of the voting power represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) is required. A quorum is the presence in person or by proxy of shares representing a majority of the voting power of the Common Stock.

STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (a) each director of the Company, (b) each executive officer identified in the Summary Compensation Table, (c) all executive officers and directors of the Company as a group and (d) each person known by the Company to be the beneficial owner of 5% or more of the outstanding shares of Common Stock. Ownership of less than 1% is indicated by an asterisk.

	Shares Beneficially Owned(1)
Name and Address(2)	Number of Shares(3)		Percentage Of Class(3)
BJ Chicago LLC 2200 W. Valley Blvd. Alhambra, CA 91803	8,095,689	(4)	41.88%
The Jacmar Companies William H. Tilley 2200 W. Valley Blvd. Alhambra, CA 91803	8,095,689	(4)	41.88%
Golden Resorts, Inc Jerry G. Brassfield 140 Victory Lane Los Gatos, CA 95030	6,167,785	(5)	31.91%
Next Century Growth Investors, LLC 5500 Wayzata Blvd., Suite 1275 Minneapolis, MN 55416	1,334,347	(6)	6.90%
Paul A. Motenko	677,757	(7)	3.45%
Jeremiah J. Hennessy	658,057	(8)	3.35%
James A. Dal Pozzo	7,301,858	(9)	37.72%
Shann M. Brassfield	6,197,785	(10)	32.01%
Steven C. Leonard	30,000	(11)	*
John F. Grundhofer	37,500	(12)	*
J. Roger King	17,000	(13)	*
Louis M. Mucci	12,500	(14)	*
Michael A. Nahkunst	30,000	(15)	*
C. Douglas Mitchell	10,000	(16)	*
R. Dean Gerrie	80,000	(17)	*
All directors and executive officers as a group (11 persons)	8,970,799		44.33%

*
Less than 1%

(1)
Except for the shares owned by BJ Chicago, LLC (which are shown in the table as owned by BJ Chicago, LLC and also attributed to the ownership of The Jacmar Companies, Golden Resorts, Inc., James A. Dal Pozzo and Shann M. Brassfield), the persons named in the table, to the Company's knowledge, have sole voting and sole investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes hereunder. BJ Chicago LLC is owned 41.67% by The Jacmar Companies and William H. Tilley and 54.94% by Golden Resorts and Jerry G. Brassfield with the remaining interests held by James A. Dal Pozzo and Shann M. Brassfield. The Jacmar Companies, William H. Tilley, James A. Dal Pozzo, Golden Resorts, Inc., Jerry G. Brassfield and Shann M. Brassfield share voting and investment power with respect to all shares of common stock owned by BJ Chicago, LLC.

(2)
The address of the officers and directors of the Company is at the Company's principal executive offices at 16162 Beach Boulevard, Suite 100, Huntington Beach, California 92647.

(3)
Shares of Common Stock which a person had the right to acquire within 60 days are deemed outstanding in calculating the percentage ownership of the person, but not deemed outstanding as to any other person. Does not include shares issuable upon exercise of any options issued by the Company which are not exercisable within 60 days from the date hereof.

(4)
Consists of 6,081,658 shares held of record by BJ Chicago, LLC and 1,190,200 shares held of record by The Jacmar Companies, 806,700 shares held by William H. Tilley and 17,131 shares held by Tilley family members and affiliates. The Jacmar Companies are controlled by William H. Tilley whose address is the same as that of the Jacmar Companies. Golden Resorts, Inc. is controlled by Jerry G. Brassfield whose address is the same as that of Golden Resorts, Inc. See "Certain Relationships and Related Transactions."

(5)
Consists of 6,081,658 shares held of record by BJ Chicago, 21,127 shares held by Jerry G. Brassfield and family and 65,000 held by Autofocus. Jerry G. Brassfield is a director and major shareholder of Autofocus. See "Certain Relationships and Related Transactions."

(6)
Consists of 1,334,347 shares held of record by Next Century Growth Investors, LLC, a Delaware limited liability company that is controlled by Thomas L. Press and Donald M. Longlet.

(7)
Consists of 347,078 shares of Common Stock and options exercisable for up to 330,679 shares of Common Stock. See "Executive Compensation and Other Matters".

(8)
Consists of 327,378 shares of Common Stock and options exercisable for up to 330,679 shares of Common Stock. See "Executive Compensation and Other Matters".

(9)
Consists of 6,081,658 shares held of record by BJ Chicago, LLC, 1,190,200 shares held of record by The Jacmar Companies and 30,000 shares of Common Stock purchasable upon exercise of options. Mr. Dal Pozzo is an executive officer and director of The Jacmar Companies.

(10)
Consists of 6,081,658 shares held of record by BJ Chicago, LLC, 21,127 shares held by Jerry G. Brassfield and family, 65,000 shares held by Autofocus and 30,000 shares of Common Stock purchasable upon exercise of options. Mr. Brassfield is an executive officer and director of Golden Resorts, Inc.

(11)
Consists of options exercisable for up to 30,000 shares of Common Stock.

(12)
Consists of 25,000 shares of Common Stock of which Mr. Grundhofer is the beneficial owner and 12,500 shares of Common Stock purchasable upon exercise of options.

(13)
Consists of 4,000 shares of Common Stock of which Mr. King is the beneficial owner, 500 shares owned by his wife and 12,500 shares of Common Stock purchasable upon exercise of options.

(14)
Consists of options exercisable for up to 12,500 shares of Common Stock.

(15)
Consists of options exercisable for up to 30,000 shares of Common Stock. See "Executive Compensation and Other Matters".

(16)
Consists of options exercisable for up to 10,000 shares of Common Stock. See "Executive Compensation and Other Matters".

(17)
Consists of options exercisable for up to 80,000 shares of Common Stock.

NOMINATION AND ELECTION OF DIRECTORS

(PROPOSAL NO. 1 ON PROXY CARD)

        The Company's directors are to be elected at each annual meeting of shareholders. At this Annual Meeting, eight directors are to be elected to serve until the next annual meeting of shareholders and until their successors are elected and qualify. The nominees for election as directors at this Annual Meeting set forth in the table below are all recommended by the Board of Directors of the Company. In the event that any of the nominees for director should become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominee(s) as may be recommended by the Company's existing Board of Directors.

        The eight nominee-directors receiving the highest number of votes cast at the Annual Meeting will be elected as the Company's directors. Subject to certain exceptions specified below, shareholders of record on the Record Date are entitled to cumulate their votes in the election of the Company's directors (i.e., they are entitled to the number of votes determined by multiplying the number of shares held by them times the number of directors to be elected) and may cast all of their votes so determined for one person, or spread their votes among two or more persons as they see fit. No shareholder shall be entitled to cumulate votes for a given candidate for director unless such candidate's name has been placed in nomination prior to the vote and the shareholder has given notice at the Annual Meeting, prior to the voting, of the shareholder's intention to cumulate his or her votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Discretionary authority to cumulate votes is hereby solicited by the Board of Directors if any shareholder gives notice of his or her intention to exercise the right to cumulative voting. In that event, the Board of Directors will instruct the proxy holders to vote all shares represented by proxies in a manner that will result in the approval of the maximum number of directors from the nominees selected by the Board of Directors that may be elected with the votes held by the proxy holders.

        The following table sets forth certain information concerning the nominees for election as directors:

NOMINEE	PRINCIPAL OCCUPATION	AGE
Paul A. Motenko	Chairman of the Board, Co-Chief Executive Officer, Vice President and Secretary of the Company	48
Jeremiah J. Hennessy	Director, Co-Chief Executive Officer and President of the Company	44
James A. Dal Pozzo	President of The Jacmar Companies	44
Shann M. Brassfield	President of Golden Resorts, Inc.	34
Steven C. Leonard	Investment Advisor for Pacifica Capital Investments, LLC	48
John F. Grundhofer	Chairman Emeritus, U.S. Bancorp	64
J.Roger King	Retired; Former Senior Vice President Human Resources at Pepsico, Inc.	62
Louis M. Mucci	Retired; Former Partner at PricewaterhouseCoopers LLC	61

        PAUL A. MOTENKO has been Chairman of the Board, Co-Chief Executive Officer, Vice President and Secretary of the Company since January 2001. Previously, since its inception in 1991, he was the Chief Executive Officer, Co-Chairman of the Board, Vice President and Secretary of the Company. He is also Chairman of the Board and Secretary of Chicago Pizza Northwest, Inc., a Washington corporation and wholly owned subsidiary of the Company ("CPNI"). He is a certified public accountant and was a founding partner in the firm Motenko, Bachtelle & Hennessy from 1980 to 1991. In this capacity, Mr. Motenko provided accounting and consulting services to several restaurant companies, including BJ's Chicago Pizzeria. From 1976 to 1980, Mr. Motenko was employed as an accountant and consultant for several accounting firms, including Kenneth Leventhal and

Company and Peat, Marwick, Main. Mr. Motenko graduated with high honors from the University of Illinois in 1976 with a Bachelor of Science in accounting.

        JEREMIAH J. HENNESSY has been Co-Chief Executive Officer, President, and a Director of the Company since January 2001. Previously, since its inception in 1991, he was the President, Chief Operating Officer and a Director of the Company. He is also Chief Executive Officer and a Director of CPNI. Mr. Hennessy is a certified public accountant and was a partner in the firm Motenko, Bachtelle & Hennessy from 1988 to 1991. His public accounting practice involved extensive work for food service and restaurant clientele. He served as a controller for a large Southern California construction company and has extensive background in construction and development. Mr. Hennessy has also worked for various restaurant concepts, including Marie Callendar's and Knott's Berry Farm. Mr. Hennessy graduated Magna Cum Laude from National University in 1983 with a Bachelor of Science in accounting.

        JAMES A. DAL POZZO has been a Director of the Company since January 26, 2001. Mr. Dal Pozzo has served as the President of the Jacmar Companies since 1993. He was the company's Chief Financial Officer and Treasurer from 1987 to 1992. Mr. Dal Pozzo also is President of Pacific Ventures, Ltd., a company with restaurant operations in Guam. Mr. Dal Pozzo serves as a director of The Jacmar Companies, and Pacific Ventures, Ltd. He also serves as a trustee or board member for a number of private family foundations, trusts and advisory boards. Mr. Dal Pozzo is a graduate, magna cum laude, from the University of Southern California. Mr. Dal Pozzo is a Certified Public Accountant and was with Peat Marwick from 1981 - 1987, where he specialized in restaurant, distribution, retail and manufacturing industries. Mr. Dal Pozzo served as the Chief Financial Officer of the Ojai Ranch and Investment Company in 1992.

        SHANN M. BRASSFIELD has been a Director of the Company since January 26, 2001. Mr. Brassfield has been President of Golden Resorts, Inc., an investment and real estate company, since January 1997, where he currently manages all aspects of investing in real estate, securities and operating businesses. Previously, from 1991 through 1997, he was the Vice-President of Pacific Summit Development, Inc., an international real estate development company. Mr. Brassfield also has extensive experience in the restaurant and hospitality industry.

        STEVEN C. LEONARD has been a Director of the Company since June 6, 2001. Mr. Leonard is a registered and licensed investment advisor for Pacifica Capital LLC, an advisory management company, which he founded in 1998. He has been a licensed real estate broker in California and Colorado. Mr. Leonard was the President and founder of Pacifica Holding Company of California, a commercial real estate management and development company, which acquired and developed properties for a group of private investors. He also served as the President of Pacifica Holding Company of Colorado ("PHCC"), a company which engages in commercial real estate management. PHCC acquired a real estate portfolio which grew to become the largest in Colorado. Since 1993, he has served as President of PHCC. Mr. Leonard has served on the Board of Directors of the National Association of Industrial and Office Parks(Colorado)("NAIOP") and was honored by NAIOP as Owner of the Year in 1996 and Developer of the Year in 1997 (Colorado). He has served on the board of directors of Colorado Gaming and Entertainment, a public gaming company doing business exclusively in Colorado, and currently serves as a founding stockholder and board member of First American State Bank, a Colorado based privately held community bank. He is founder of Brokers for Battered Kids, a charitable organization, which has raised almost $2 million for children in the Denver area. Mr. Leonard was raised in Los Angeles, California, graduating cum laude from the University of California at Los Angeles in 1977 with a Bachelor of Arts Degree, majoring in Economics.

        JOHN ("JACK") F. GRUNDHOFER has been a Director of the Company since April 11, 2002. Mr. Grundhofer is Chairman Emeritus of U.S. Bancorp, the 8th largest financial services holding company in the United States with assets in excess of $174 billion. Having served the company since

1990, Mr. Grundhofer retired at the end of 2002. Prior to his retirement, he was chairman of the new U.S. Bancorp, formed by the 2001 merger of Firstar Corporation and U.S. Bancorp. Previously Mr. Grundhofer was chairman, president and CEO of the former U.S. Bancorp. He joined then-FBS (a $10 billion bank) as chairman, president and CEO in 1990. His accomplishments as CEO focused on delivering a comprehensive range of financial solutions to customers and creating value for shareholders. The company's growth strategy has included over 35 strategic acquisitions, including the acquisition of U.S. Bancorp in Portland, OR. Mr. Grundhofer is a director of The Donaldson Company, Inc., Minnesota Life Insurance Company and U.S. Bancorp. He is chairman of the board of the Danny Thompson Memorial Foundation, and serves on the board of the Horatio Alger Association and Eisenhower Medical Center in Rancho Mirage, California, and is also a trustee of Loyola Marymount University. Mr. Grundhofer also serves on the Palm Springs International Film Festival as a director. His most recent professional associations have included Financial Services Roundtable, International Monetary Conference, Federal Advisory Board and Federal Reserve Board. In 1997, he received the Horatio Alger Award. Mr. Grundhofer has been involved with hundreds of philanthropic and civic organizations throughout his career. Mr. Grundhofer earned a bachelor's degree in economics from Loyola Marymount University, Los Angeles, and his MBA degree in finance from the University of Southern California, Los Angeles.

        J. ROGER KING has been a Director of the Company since April 11, 2002. Mr. King spent 29 years in the Human Resources field for Pepsico, Inc. During that tenure he served as Vice President of Labor Relations at Frito-Lay, Vice President of Human Resources at Pizza Hut and finally he served for 13 years as Senior Vice President of Human Resources at Pepsico, Inc. Mr. King currently serves on the board of Personnel Group of America. He also serves on the Board of Trustees of Texas Christian University. In addition, he has served as Chairman of the Employee Relations Committee of The Business Roundtable and Vice Chairman of the Labor Policy Association in Washington, D.C.

        LOUIS M. MUCCI has been a Director of the Company since May 2, 2002. Mr. Mucci, a CPA and business consultant, is a recently retired PricewaterhouseCoopers LLP Partner (formerly Coopers & Lybrand). Mr. Mucci was a Partner for 25 years and was the Retail Chairman for the West Region and a member of the National Retail Executive Committee. Mr. Mucci was the Engagement Partner serving Chicago Pizza & Brewery from 1994 to 2000. His other clients have included Outback Steakhouse, The Cheesecake Factory, California Pizza Kitchen, IHOP, Grill Concepts, Jerry's Famous Deli's, Wolfgang Puck, Baja Fresh, La Salsa, Gelson's Markets, Mission Foods, Ralph's, Certified Grocers, American and National Golf where he provided advice to their Audit Committees. Mr. Mucci's extensive SEC experience includes guiding many of the above companies through their Initial Public Offerings. Mr. Mucci has Chaired, for the past several years, the AICPA Annual Restaurant Conference held for Chief Financial Officers, Controllers and accountants. He has received several alumni awards from California State University at Los Angeles.

        The terms of all directors will expire at the next annual meeting of shareholders or when their successors are elected and qualified. The Board of Directors may fill interim vacancies of directors. Each officer is elected by, and serves at the discretion of, the Board of Directors, subject to the terms of any employment agreement.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

        The following table sets forth certain information concerning the executive officers of the Company and certain significant employees.

NAME	AGE	POSITION
Paul A. Motenko	48	Chairman of the Board, Co-Chief Executive Officer, Vice President and Secretary
Jeremiah J. Hennessy	44	Co-Chief Executive Officer, President & Director
Michael A. Nahkunst	52	Chief Operating Officer
C. Douglas Mitchell	52	Chief Financial Officer
R. Dean Gerrie	51	Chief Branding Officer
Alexander M. Puchner	42	Senior Vice President of Brewing Operations
Salvador A. Navarro	48	Senior Vice President of Food & Beverage

        For information regarding the business background of Mr. Motenko and Mr. Hennessy, see "Nomination and Election of Directors" above.

        MICHAEL A. NAHKUNST, the Chief Operating Officer, joined the Company in March 2002. Mr. Nahkunst brings over 30 years of progressively responsible operations and senior management experience in the restaurant industry. Most recently, Mr. Nahkunst was Executive Vice President & Chief Operating Officer at The Cheesecake Factory, Inc., where he reported to the Chairman and CEO. Prior to his appointment at The Cheesecake Factory, he was President at Wildfire Enterprises, a Dallas-based restaurant investment and consulting firm. Prior to Wildfire and since 1975, Mr. Nahkunst was employed at Brinker International and its predecessor, Chili's in Dallas. Over the 17 years at Brinker International, Mr. Nahkunst was an Area Director over Chili's operations, Vice President of the Southern Region supervising 38 restaurants and a Senior Vice President of Chili's Operations, supervising over 150 restaurants with revenues of $345 million. From 1992 to 1994, Mr. Nahkunst was Senior Vice President New Concept Development and a member of Brinker International's Executive Committee.

        C. DOUGLAS MITCHELL, the Chief Financial Officer for the Company, joined the Company in January 2002. Previously, Mr. Mitchell served as Vice President and Corporate Controller for Del Taco, Inc. from 1994 to January 2002. Del Taco operates approximately 400 quick service Mexican-American restaurants through direct ownership and its franchising network. Prior to 1994, Mr. Mitchell held accounting and finance positions with PricewaterhouseCoopers, the Geneva Companies (a subsidiary of Chemical Bank), the Zaremba Corporation (a real estate development and management company) and The Dexter Corporation (a NYSE specialty materials manufacturer). Mr. Mitchell holds a BS in Business Administration cum laude with a major in accounting from the University of Southern California and is a CPA.

        R. DEAN GERRIE has served as Chief Branding Officer since 2002 and as Senior Vice President of Design and Development since January 1997. Previously, Mr. Gerrie served as President/Creative Director with Guzman Gerrie Advertising from 1980 to 1989 and as principal of Dean Gerrie Design, a corporate identity and marketing consultancy, from 1989 to 1997. Mr. Gerrie studied economics/business administration at the University of California, Berkeley, design at California State University, Long Beach and taught as an adjunct professor at the Southern California Institute of the Arts from 1994 to 1997.

        ALEXANDER M. PUCHNER is Senior Vice President of Brewing Operations for the Company, having been appointed to such position in January 1996. From 1994 to 1995, Mr. Puchner served as brewmaster for Laguna Beach Brewing Co. and from 1993 to 1994 as brewmaster for the Huntington Beach Beer Co. From 1988 to 1993, Mr. Puchner served as Product Manager for Aviva Sports/Mattel Inc. and Marketing Research Manager for Mattel Inc. Under Mr. Puchner's supervision, BJ's has earned over 30 awards at national and international beer competitions. Most recently at the 2002 Great American Beer Festival, BJ's was awarded two Gold Medals, three Silver Medals and Large Brewpub of the Year. Mr. Puchner has been a nationally certified beer judge since 1990. Mr. Puchner received a Bachelor of Arts from Cornell University in 1983 and a Master of Business Administration degree from the University of Chicago in June 1986.

        SALVADOR A. NAVARRO has served as Senior Vice President of Food & Beverage since 2002 and has served as Vice President of Food and Beverage for the Company since 1995. He brings to his position more than 20 years of experience in the food and beverage industry. Before joining Chicago Pizza & Brewery, Mr. Navarro was Central Operations Manager for Knott's Berry Farm in Buena Park, CA. Prior to that, he spent 14 years as Director of Food and Beverage for Southwest Foods, Inc.'s Claim Jumper Restaurants.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

AND CERTAIN COMMITTEES THEREOF

        The business of the Company's Board of Directors is conducted through full meetings of the Board, as well as through meetings of its committees. There were eight meetings of the Board of Directors of the Company during the last fiscal year of the Company. Each of the directors of the Company, attended 75% or more of the aggregate of the total number of meetings of the Board of Directors held during the period in which he was a director.

        The Company maintains an Audit Committee which reviews and reports to the Board on various auditing and accounting matters, including the annual audit report from the Company's independent public accountants. The Audit Committee consisted of Louis Mucci, Steven Leonard and John Grundhofer during most of the year 2002. Mr. Mucci is the Chairman of the Audit Committee. The Audit Committee held four meetings during the last fiscal year. See "Report of the Audit Committee" for a further description of the functions performed by the Audit Committee.

        The Board of Directors determines executive compensation policies, administers compensation plans, reviews programs and policies and monitors the performance and compensation of certain officers and other employees. The Company does maintain a Stock Option Committee that administers and determines appropriate awards under the Company's 1996 Stock Option Plan. The Stock Option Committee consisted of J. Roger King, James Dal Pozzo and Shann Brassfield during most of the year 2002. Mr. King is the Chairman of the Stock Option Committee. The Stock Option Committee held two meetings during the last fiscal year.

        The Board of Directors does not have a Nominating Committee.

COMPENSATION OF BOARD OF DIRECTORS

        The Company pays each non-employee director an annual fee of $1,000, plus $750 per board meeting attended in person, $400 per telephonic board meeting over 30 minutes, $200 per telephonic board meeting under 30 minutes, $500 per committee meeting in person, $300 per telephonic committee meeting over 30 minutes, and $100 per telephonic committee meeting under 30 minutes. In addition, the Company grants annual stock options to purchase 10,000 shares of Common Stock to its non-employee directors for each year of service. The exercise price of such options is the fair market value of the Company's Common Stock on the date of grant.

REPORT OF AUDIT COMMITTEE

        In 2001, the Company adopted a written Charter for the Audit Committee. The Audit Committee assists the Board in overseeing and monitoring the Company's financial reporting practices. The members of the Audit Committee are independent (as such term is defined in Rule 4200(a)(14) of the

National Association of Securities Dealers' listing standards, which are applicable to the Company as a result of the listing of its Common Stock on the Nasdaq Market).

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

        The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held four meetings during fiscal year 2002.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 29, 2002 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

The Audit Committee

Louis M. Mucci Steven C. Leonard John F. Grundhofer

EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

        The following table sets forth information concerning compensation for the three fiscal years ended December 29, 2002, December 31, 2001 and 2000 of the top compensated executives of the Company whose salary and bonus compensation was at least $100,000 in such fiscal years.

        Summary Compensation Table

		Annual Compensation
Name and Principal Position	Year	Salary		Bonus		Other Annual Compensation			Stock option Grants
Paul A. Motenko Chairman of the Board, Co-Chief Executive Officer, Vice President and Secretary	2002 2001 2000	$ $ $	229,615 221,917 150,000	$ $ $	35,000 105,000 35,000	$ $ $	14,336 12,029 11,385	(1) (2) (3)	-0- 330,679 -0-
Jeremiah J. Hennessy Director, Co-Chief Executive Officer and President	2002 2001 2000	$ $ $	229,615 221,917 150,000	$ $ $	35,000 105,000 35,000	$ $ $	15,652 13,191 11,523	(4) (5) (6)	-0- 330,679 -0-
Michael A. Nahkunst Chief Operating Officer	2002 2001 2000		$210,083 -0- -0-		67,772 -0- -0-		$19,979 -0- -0-	(7)	150,000 -0- -0-
C. Douglas Mitchell Chief Financial Officer	2002 2001 2000		$134,075 -0- -0-		45,417 -0- -0-		$25,732 -0- -0-	(8)	50,000 -0- -0-
R. Dean Gerrie Senior Vice President	2002 2001 2000	$ $ $	159,611 139,271 132,500	$ $ $	-0- 10,000 -0-	$ $ $	17,507 14,045 13,269	(9) (10) (11)	15,000 10,000 -0-

(1)
The amount shown is the estimated value of perquisites and other personal benefits, including health insurance ($9,347) and life insurance/disability insurance (approximately $4,989).

(2)
The amount shown is the estimated value of perquisites and other personal benefits, including health insurance ($7,244) and life insurance/disability insurance (approximately $4,785).

(3)
The amount shown above is the estimated value of perquisites and other personal benefits, including health insurance (approximately $6,780) and life insurance/disability insurance (approximately $4,605).

(4)
The amount shown above is the estimated value of perquisites and other personal benefits, including health insurance ($9,355) and life insurance/disability insurance (approximately $6,297).

(5)
The amount shown above is the estimated value of perquisites and other personal benefits, including health insurance ($7,244) and life/disability insurance (approximately $5,947).

(6)
The amount shown above is the estimated value of perquisites and other personal benefits including health insurance (approximately $6,780), and life insurance/disability insurance (approximately $4,743).

(7)
The amount shown above is the estimated value of perquisites and other personal benefits, including health and life insurance (approximately $13,979) and auto allowance (approximately $6,000).

(8)
The amount shown above is the estimated value of perquisites and other personal benefits, including health and life insurance (approximately ($18,399) and auto allowance (approximately ($7,333).

(9)
The amount shown above is the estimated value of perquisites and other personal benefits, including health and life insurance (approximately $11,257) and auto allowance (approximately ($6,250).

(10)
The amount shown is the estimated value of perquisites and other personal benefits, including health and life insurance (approximately $8,045) and auto allowance (approximately $6,000).

(11)
The amount shown is the estimated value of perquisites and other personal benefits, including health and life insurance (approximately $7,269) and auto allowance (approximately $6,000).

OPTION GRANTS DURING 2002

        Stock options granted during the year 2002 to the officers named in the Summary Compensation Table are set forth in the following table:

	Individual Grants
					Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Secuities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal 2002
			Exercise Price ($/Share)(1)	Expiration Date(2)
					5% ($)	10% ($)
Paul A. Montenko	0	—	—	—	—	—
Jeremiah J. Hennessy	0	—	—	—	—	—
Michael A. Nahkunst	150,000	41.10%	$5.54	3/20/2012	522,611	1,324,400
C. Douglas Mitchell	50,000	13.70%	$5.10	1/27/2012	160,368	406,404
R. Dean Gerrie	15,000	4.11%	$9.20	6/19/2012	86,787	219,936

(1)
The fair market value of the Company's Common Stock on the date of grant.

(2)
Options vest at 20% on the first through the fifth anniversary of the date of grant.

(3)
Calculated over a ten-year period, representing the terms of the options. These are assumed rates of appreciation and are not intended to forecast future appreciation of the Company's Common Stock.

OPTION EXERCISES IN FISCAL 2002 AND YEAR-END OPTION VALUES

        The following table sets forth information concerning stock options which were exercised during, or held at the end of, 2002 by the officers named in the Summary Compensation Table:

			Number of Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(1)
Name	Shares Acquired On Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Paul A. Motenko	-0-	-0-	330,679	-0-	1,299,568	-0-
Jeremiah J. Hennessy	-0-	-0-	330,679	-0-	1,299,568	-0-
Michael A. Nahkunst	-0-	-0-	-0-	150,000	-0-	171,000
C. Douglas Mitchell	-0-	-0-	-0-	50,000	-0-	79,000
R. Dean Gerrie	-0-	-0-	77,000	23,000	364,635	17,040

(1)
Common Stock valued at $6.68 per share, the last reported sales price of the Company's Common Stock on December 27, 2002.

EMPLOYMENT AGREEMENTS

        Under the employment agreements of the Company with Paul Motenko and Jeremiah Hennessy dated March 25, 1996, and with Ernest Klinger dated June 21, 1999, the change in control provisions of those agreements were triggered in November 2000 as a result of the acquisition of more than 15% of the Company's outstanding Common Stock by The Jacmar Companies. Each of those employment agreements provided that the executive had the right to terminate his contract and receive compensation in accordance with the terms of the contract for its remaining term. Messrs. Motenko and Hennessy advised the Board that they were willing to waive their right to terminate their agreements upon approval by the Board of certain modifications to their employment agreements. These modifications included: (1) an increase in annual base salary from approximately $150,000 per year to $225,000 per year, (2) an extension of the agreements to December 31, 2006, and (3) a grant of options for 330,679 shares of Common Stock at an exercise price of $2.75, subject to approval of the shareholders of the Corporation or, if the shareholders did not approve the option, an increase in base salary by an additional $170,000 per year. Options were approved at the 2001 Annual Shareholders Meeting and options were granted.

        Pursuant to such agreements, the Executives are each entitled to receive annual cash compensation of $225,000, subject to escalation annually in accordance with the Consumer Price Index (the "CPI"). In addition, the employment agreements entitle each of the Executives to receive two annual bonuses based on the Company's financial performance, one for attainment of specified earnings before interest, amortization, depreciation and income taxes ("EBITDA"), and one for attainment of specified pre-tax income.

        The EBITDA bonus entitles each Executive to receive the following amounts if the following EBITDA amounts are attained for each fiscal year during the term of their respective employment agreements:

EBITDA	Cash Bonus
$2,000,000	$25,000
$3,000,000	$35,000
$6,000,000	$80,000
$9,000,000	$150,000

        Based on the above bonus formula, for the year ended December 29, 2002, each of Messrs. Motenko, Hennessy and Klinger earned a cash bonus of $35,000 based on the Company's EBITDA for the year 2002 of approximately $5,000,000.

        The pre-tax income bonus provision of the employment agreements would entitle each Executive to receive the following amounts if the following pre-tax income amounts (as determined by the Company's independent public accountants in accordance with GAAP) are attained for each fiscal year during the term of the employment agreements, commencing with the fiscal year ending December 31, 2001.

Pre-Tax Income	Cash Bonus
$5,972,000	$25,000
$11,943,900	$75,000
$23,887,900	$150,000

        Based on the above bonus formula, for the year ended December 29, 2002, each of Messrs. Motenko, Hennessy and Klinger did not earn a bonus based on pre tax income.

        The pre-tax income levels required to receive each bonus level for each fiscal year following the 2002 fiscal year are increased by 20% per year.

        Messrs. Motenko and Hennessy are entitled to certain other fringe benefits including use of a Company automobile or automobile allowance, life insurance coverage, disability insurance, family health insurance and the right to participate in the Company's customary executive benefit plans.

        The employment agreements further provide that following the voluntary or involuntary termination of their employment by the Company, each Executive is entitled to demand registration rights with respect to the Common Stock held by or issuable to him. Upon the occurrence of any Termination Event (as hereinafter defined), the Company may terminate the employment agreements. If such termination occurs, the Executive will be entitled to receive all amounts payable by the Company under his employment agreement to the date of termination. If the Company terminates the employment agreement for a reason other than the occurrence of a Termination Event or if the Executive terminates the employment agreement because of a breach by the Company of its obligations thereunder or for Good Reason (as hereinafter defined), the Executive will be entitled to receive any and all payments and benefits which would have been due to him from the Company up to and including December 31, 2006 or any extension thereof had his employment not been terminated.

        "Termination Event" means any of the following: (i) the willful and continued failure by the Executive to substantially perform his duties under the Employment Agreement (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) after demand for substantial performance is delivered by the Company specifically identifying the manner in which the Company believes the Executive has not substantially performed his duties; (ii) the Executive being convicted of a crime constituting a felony; (iii) the Executive intentionally committing acts or failing to act, either of which involves willful malfeasance with the intent to maliciously harm the business of the Company; (iv) the Executive's willful violation of the confidentiality provisions under the Employment Agreement; or (v) death or physical or mental disability which results in the inability of the Executive to perform the required services for an aggregate of 180 calendar days during any period of 12 consecutive months. No act, or failure to act, on the Executive's part shall be considered "willful" unless intentionally done, or intentionally omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, a Termination Event shall not have been deemed to have occurred unless and until there shall have been delivered to the Executive a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for him, together with his counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive conducted, or failed to conduct, himself in a manner set forth above in clauses (i)-(iv), and specifying the particulars thereof in detail.

        For purposes of the Employment Agreement, "Good Reason" shall mean (i) any removal of the Executive from, or any failure to re-elect the Executive to his current office except in connection with termination of the Executive's employment for disability; provided, however, that any removal of the Executive from, or any failure to re-elect the Executive to his current office (except in connection with termination of the Executive's employment for disability) shall not diminish or reduce the obligations of the Company to the Executive under the employment agreement; (ii) a reduction of ten percent (10%) or more in the Executive's then current base salary; (iii) any failure by the Company to comply with any of its obligations to the Executive under the employment agreement; (iv) for any reason within 120 days following a Change of Control (as defined in the employment agreement); or (v) the failure of the Company to obtain the assumption of the employment agreement by any successor to the Company, as provided in the employment agreement.

        On December 26, 2000, the Company's former President, Mr. Klinger, voluntarily terminated his employment agreement with the Company under the change in control provisions of his employment agreement, which were substantially identical to those described above with respect to the employment agreements of Messrs. Motenko and Hennessy. Under Mr. Klinger's employment agreement, he now has certain rights to receive compensation equal to the amount of compensation to which he would have been entitled under his agreement for its remaining term. The Company has recorded an accrual at December 31, 2000 for amounts due under the employment agreement, and the Company intends to pay such amounts as they become due.

        Under the three year employment agreement of the Company with Michael A. Nahkunst dated March 20, 2002, the executive is entitled to receive a base salary of $200,000 per year and an annual bonus of $67,772 to be paid over the first year of employment. Bonus payments for the second and third year of the agreement are at the discretion of the Company. Mr. Nahkunst also received a stock option grant of 150,000 shares on his first day of employment with vesting over a five year period.

        If Mr. Nahkunst is terminated without cause, he is entitled to up to one year of salary payments and all remaining stock options would vest.

        Under the employment agreement of the Company with C. Douglas Mitchell dated September 17, 2002, the executive is entitled to receive a base salary of $150,000 per year and an annual bonus of $25,000 to be paid over the first year of employment. Bonus payments for subsequent years are at the discretion of the Company. Mr. Mitchell also received a stock option grant of 50,000 shares on his first day of employment with vesting over a five year period.

        If Mr. Mitchell is terminated due to a change in control of the Company, he is entitled to up to one year of salary payments and all remaining stock options would vest.

        Both Mr. Nahkunst and Mr. Mitchell are each entitled to certain other fringe benefits including an automobile allowance, life insurance, disability insurance, family health insurance and the right to participate in the Company's customary executive benefit plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the fiscal year ended December 29, 2002, the Board of Directors of the Company determined compensation for the executive officers of the Company as the Board does not maintain a separate Compensation Committee. Messrs. Paul Motenko and Jeremiah Hennessy were executive officers and were on the Board of Directors in 1996 when the prior Employment Agreements between the Company and each of them were approved. In December 2000, when the change in control provisions of their Employment Agreements were triggered by the acquisition of Common Stock of the Company by The Jacmar Companies, the Board of Directors appointed an Independent Committee of the Board, consisting of Stanley Schneider and Barry Grumman, to review and approve new Employment Agreements with Paul Motenko and Jeremiah Hennessy. The new Employment Agreements were approved by the Independent Committee of the Board in December 2000.

        Certain of the members of the Company's Board of Directors or their affiliates have entered into transactions or arrangements with the Company during the past fiscal year which transactions and arrangements are described in "Certain Relationships and Related Transactions" below.

REPORT OF THE BOARD OF DIRECTORS AS TO COMPENSATION

        The Board of Directors makes this report on executive compensation pursuant to Item 402 of Regulation S-K. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, this report and the graph which follows this report shall not be incorporated by reference into any such filings, and such information shall be entitled to the benefits provided in Item 402(a)(9) of Regulation S-K.

        The Board of Directors, as a whole, reviews the performance of the Company's officers and key employees. In such capacity, the Board administers the executive compensation plans, reviews programs and policies, and monitors the performance and compensation of executive officers and other key employees, except for Mr. Motenko and Mr. Hennessy whose compensation is established under Employment Agreements described elsewhere in this Proxy Statement. See "Executive Compensation and Other Matters—Employment Agreements." The Company's Stock Option Committee makes recommendations regarding option grants to executive officers and other employees pursuant to the Company's 1996 Stock Option Plan.

        As to executives and other key employees, other than Messrs. Motenko and Hennessy, the Board establishes compensation designed to achieve an overall level of compensation which is competitive with other companies in the restaurant industry in each geographical area in which the Company operates.

        The Company's compensation program consists of three main components: base salary, bonus and long term incentives in the form of stock options. The bonus and long-term incentives constitute the "at risk" portion of the compensation program. In general, compensation is determined based upon individual performance, responsibility and achievement in light of the Company's goals and expectations.

        The Board of Directors generally adheres to compensation policies that are designed to (i) attract and retain individuals with outstanding ability, (ii) motivate and reward such individuals for outstanding performance, (iii) create a portion of the total compensation that is based on the performance of the Company as well as of the individual employee and (iv) within the foregoing basic parameters, compensate employees in the middle to the top of the range of compensation offered by comparable companies.

        As described above, the Board compensates its co-Chief Executive Officers pursuant to Employment Agreements previously approved by the Board of Directors, as modified and extended with respect to Paul Motenko and Jeremiah Hennessy pursuant to new Employment Agreements effective as of January 1, 2001. Such Employment Agreements provide for basic compensation as well as the possibility of significant additional bonus compensation based upon formulas specifically tied to performance criteria for the Company. The Board of Directors determined, for 2002, that the Company's EBITDA was approximately $5,000,000 and pretax income was approximately $2,547,000, and that based on the contractual bonus formula for EBITDA and pretax income, each of Paul Motenko, Jeremiah Hennessy and Ernest Klinger earned a cash bonus of $35,000 for the year ended December 29, 2002.

Respectfully submitted,
Board of Directors
Paul A. Motenko Jeremiah J. Hennessy James A. Dal Pozzo Shann M. Brassfield Steven C. Leonard John F. Grundhofer J. Roger King Louis M. Mucci

PERFORMANCE GRAPH

        Set forth below is a line graph comparing the cumulative total shareholder return on Common Stock against the cumulative return of the Standard & Poor 500 Stock Index and the Media General Restaurant Group Index for the past five years. The graph assumes that $100 was invested at inception in the Common Stock and in each of the indices that all dividends were reinvested.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        As of December 29, 2002, Jacmar Companies and their affiliates (collectively referred to herein as "Jacmar") owned approximately 42.0% of the Company's outstanding common stock. Jacmar's ownership was diluted to approximately 42.0% as of December 29, 2002 due to warrant and option exercises during fiscal 2002 which resulted in issuance of 7,537,000 new shares of Common Stock. During fiscal 2001, Jacmar acquired 6,868,000 shares of common stock increasing its ownership to 68.5% at December 31, 2001 from 15.5% at the beginning of 2001. Common stock activity for Jacmar for the year ended December 31, 2001 was as follows:

Date Acquired	Shares Acquired		Ownership Percentage
Through December 31, 2000	1,190,000		15.5%
January 18, 2001	2,207,000	(1)	28.9%
March 13, 2001	661,000	(2)	8.6%
April 30, 2001	800,000	(3)	3.7%
August 14, 2001	3,200,000	(3)	11.8%

December 31, 2001	8,058,000		68.5%

December 29, 2002	8,101,000		42.0%

(1)
On January 18, 2001, BJ Chicago, LLC, an affiliate of the Jacmar Companies, completed a transaction to purchase approximately 2,207,000 shares from ASSI, Inc. (a shareholder of the Company). The Company granted registration rights to Jacmar on the shares purchased from ASSI Inc. Concurrently, the Company issued to ASSI, Inc. an option to purchase 200,000 shares of common stock at an exercise price of $4.00 per share through December 31, 2005 in exchange for a release of any claims of ASSI, Inc., against the Company and affiliates including any rights it might have had to purchase additional shares from the Company under an agreement that was pending immediately prior to the Jacmar transaction. The Company recorded $268,000, the estimated fair value of the option upon grant, as a direct cost of the stock offering.

(2)
On March 13, 2001, Jacmar completed a transaction to purchase approximately 661,000 shares of the Company's outstanding common stock from two of the Company's officers.

(3)
The Company entered into an agreement on February 22, 2001 to sell an aggregate of 800,000 shares of common stock to Jacmar at $2.50 per share, with an option, exercisable by Jacmar prior to August 15, 2001, for an additional 3,200,000 shares of common stock at $2.50 per share. The 800,000 share transaction closed on April 30, 2001. Jacmar then fully exercised its option to acquire 3,200,000 shares on August 14, 2001. The Company received a favorable fairness opinion regarding the private placement, and the sale was approved by a vote of the shareholders at the Company's annual shareholders' meeting held on July 18, 2001. The Company agreed to grant registration rights on the shares purchased by Jacmar under this agreement.

        Jacmar, through its specialty wholesale food distributorship, is the Company's largest supplier of food, beverage and paper products. Jacmar sells products to the Company at prices comparable to those offered by unrelated third parties. Jacmar supplied the Company with approximately $11,470,000, $8,945,000 and $6,647,000 of food, beverage and paper products during fiscal 2002, 2001 and 2000, respectively, and had trade payables related to these products of approximately $1,038,000 and $781,000 at December 29, 2002 and December 31, 2001, respectively.

        During 2001, the Company repriced a stock option outstanding with an officer. The repricing of options requires variable accounting treatment which results in a future noncash charge to earnings which is directly linked to the movement of the Company's stock price. The Company recorded approximately $139,000 in compensation expense until the option was execised by the employee in 2001. The option exercise was funded by a $150,000 note receivable in 2001, which was paid in full in 2002.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(PROPOSAL NO. 2 ON PROXY CARD)

        Action is to be taken by the shareholders at the Annual Meeting with respect to the ratification of Ernst & Young L.L.P., independent certified public accountants, as independent auditors for the Company for the fiscal year ending December 28, 2003. Ernst & Young does not have, and has not had at any time, any direct or indirect financial interest in the Company or any of its subsidiaries and does not have, and has not had at any time, any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer, or employee. Neither the Company nor any officer or director of the Company has or has had any interest in Ernst & Young.

        The Board of Directors of the Company and its Audit Committee has approved Ernst & Young as its independent auditors. Prior thereto, they had questioned partners of that firm about its methods of operation and received assurances that any litigation or other matters involving it would not affect its ability to perform as the Company's independent accountants.

        Representatives of Ernst & Young will be present at the Annual Meeting, will have an opportunity to make statements if they so desire, and will be available to respond to appropriate questions.

        Notwithstanding the ratification by shareholders of the appointment of Ernst & Young, the Board of Directors or the Audit Committee may, if the circumstances dictate, appoint other independent auditors.

        Audit Fees.    Ernst & Young billed the Company aggregate fees of $104,000 for professional services rendered for the audit of the Company's annual financial statements for the fiscal year 2002, $25,000 as final payment for the audit of the Company's annual statements for the fiscal year 2001, $36,576 for 2002 quarterly reviews and other audit services and $5,000 for audit related services.

        Financial Information Systems Design and Implementation Fees.    Ernst & Young did not provide any professional services related to information systems design and implementation, and did not charge any fees for such services.

        All Other Fees.    Ernst & Young did not provide any other professional services during 2002.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

        On November 26, 2001, the Company dismissed PricewaterhouseCoopers LLP ("PwC") as its independent auditors.

        The reports of PwC on the Company's financial statements for 2000 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        The Company's Audit Committee approved the decision to change independent auditors on November 7, 2001.

        In connection with its audits for 2000, and through November 26, 2001, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their report on the financial statements for such years.

        During 2000, and through November 26, 2001, there were no reportable events (as defined in Regulation S-K Item 304 (a)(1)(v)).

        The Company has received a letter from PwC addressed to the SEC stating whether or not it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of such letter is included as Exhibit 16 in the Company's Form 10-K for fiscal 2002.

        At a meeting held on November 7, 2001, the Board of Directors approved the engagement of Ernst & Young, LLP ("E&Y") as its new independent auditor, for the fiscal year ending December 31, 2001 to replace PwC. During 2000, and through November 26, 2001, the Company had not consulted with E&Y regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) or the type of audit opinion that might be rendered on the Company's financial statements; or (iii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K. The Company has authorized PwC to respond fully to any inquiries from E&Y relating to its engagement as the Company's independent auditor.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission concerning their holdings of, and transactions in, securities of the Company. Copies of these filings must be furnished to the Company.

        During the year ended December 29, 2002, Mr. William Tilley and Mr. J. Roger King did not file on a timely basis a Form 4, but the required reports were subsequently filed by filing a Form 5. In addition, Form 3 filings were not timely filed for Mr. Michael Nahkunst and Mr. C. Douglas Mitchell, but required reports have been subsequently filed.

        To the Company's knowledge, based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes all other filings required to be made by executive officers, directors and greater than 10% beneficial owners of the Company under Section 16 of the Securities Exchange Act of 1934 were made on a timely basis.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

        In order for a shareholder proposal to be included in the Board of Directors' Proxy Statement for the next annual meeting of shareholders, such proposal must be received at 16162 Beach Boulevard, Suite 100, Huntington Beach, California 92647, Attention: Corporate Secretary, no later than the close of business on March 31, 2004.

        In order for a proposal made outside of the requirements of Rule 14a-8 to be considered timely in connection with the Company's 2004 Annual Meeting of Shareholders, such proposal must be received by the office of the Corporate Secretary of the Company at the address stated above no later than January 13, 2004. The persons named in the proxies solicited by the Company in connection with the 2003 Annual Meeting of Shareholders will vote their proxies in their discretion with respect to any proposal with respect to which the Company has not received notification by such time.

ANNUAL REPORT TO SHAREHOLDERS

        The Company's Annual Report to Shareholders containing its financial statements for the fiscal year ended December 29, 2002, has been mailed concurrently herewith. The Annual Report to Shareholders is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material. Any shareholder who does not receive a copy of such Annual Report to Shareholders may obtain one by writing to the Company.

OTHER MATTERS

        As of the date of this Proxy Statement, the Board of Directors does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

ANNUAL REPORT ON FORM 10-K

        A copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (exclusive of Exhibits), will be furnished by first class mail without charge to any person from whom the accompanying proxy is solicited upon written request to: CHICAGO PIZZA & BREWERY, INC., 16162 BEACH BOULEVARD, SUITE 100, HUNTINGTON BEACH,

CALIFORNIA 92647, ATTENTION: CORPORATE SECRETARY. If Exhibit copies are requested, a copying charge of $.20 per page may be made.

By Order of the Board of Directors
PAUL A. MOTENKO
Chairman of the Board, Co-Chief Executive Officer, Vice President and Secretary of the Company

Huntington Beach, California
May 13, 2003

        SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND TO DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

DETACH PROXY CARD HERE

CHICAGO PIZZA & BREWERY, INC.
16162 Beach Boulevard, Suite 100
Huntington Beach, California 92647

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 19, 2003

        THE UNDERSIGNED HEREBY APPOINTS PAUL A. MOTENKO AND JEREMIAH J. HENNESSY AS PROXIES, EACH WITH THE POWER TO APPOINT HIS SUBSTITUTE, AND HEREBY AUTHORIZES THEM, OR EITHER OF THEM TO REPRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS OF CHICAGO PIZZA & BREWERY, INC. TO BE HELD AT 9:00 A.M. PACIFIC TIME, ON JUNE 19, 2003, AT BJ'S RESTAURANT & BREWHOUSE LOCATED AT 16060 BEACH BOULEVARD, HUNTINGTON BEACH, CALIFORNIA, 92647, AND AT ANY ADJOURNMENT THEREOF AND TO VOTE ALL SHARES OF COMMON STOCK WHICH THE UNDERSIGNED MAY BE ENTITLED TO VOTE AT SUCH MEETING AS FOLLOWS:

(Continued and to be Signed on the Other Side)

CHICAGO PIZZA & BREWERY, INC.

DETACH PROXY CARD HERE

(1)	/ /	FOR ALL NOMINEES LISTED BELOW (EXCEPT AS MARKED TO CONTRARY BELOW)
	/ /	WITHHOLDING AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW
		PAUL A. MOTENKO JEREMIAH J. HENNESSY STEVEN C. LEONARD	JAMES A. DAL POZZO SHANN M. BRASSFIELD	JOHN F. GRUNDHOFER J. ROGER KING LOUIS M. MUCCI
(INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, STRIKE THE NOMINEE'S NAME LISTED ABOVE.)
(2)	TO RATIFY THE APPOINTMENT OF ERNST & YOUNG, AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2003.
	/ / FOR	/ / AGAINST	/ / ABSTAIN
(3)	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AS THE PROXY HOLDER(S) SHALL DETERMINE WITH RESPECT TO ANY OTHER PROPOSAL THAT MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Dated:	, 2003

SIGNATURE OF SHAREHOLDER
SIGNATURE(S) IF HELD JOINTLY

THIS PROXY SHOULD BE SIGNED EXACTLY AS YOUR NAME APPEARS HEREON. JOINT OWNERS SHOULD BOTH SIGN. IF SIGNED BY EXECUTORS, ADMINISTRATORS, TRUSTEES AND OTHER PERSONS SIGNING IN REPRESENTATIVE CAPACITY, THEY SHOULD GIVE FULL TITLES.
PLEASE READ, COMPLETE, DATE, AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

Please Detach Here
You Must Detach This Portion of the Proxy Card
Before Returning it in the Enclosed Envelope

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held June 19, 2003
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
SOLICITATION AND REVOCATION OF PROXIES
SHAREHOLDERS' VOTING RIGHTS
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
NOMINATION AND ELECTION OF DIRECTORS (PROPOSAL NO. 1 ON PROXY CARD)
EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES
INFORMATION CONCERNING THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES THEREOF
EXECUTIVE COMPENSATION AND OTHER MATTERS
OPTION GRANTS DURING 2002
OPTION EXERCISES IN FISCAL 2002 AND YEAR-END OPTION VALUES
EMPLOYMENT AGREEMENTS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE BOARD OF DIRECTORS AS TO COMPENSATION
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL NO. 2 ON PROXY CARD)
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
ANNUAL REPORT TO SHAREHOLDERS
OTHER MATTERS
ANNUAL REPORT ON FORM 10-K